Exhibit 99.1

Company Release

Ameris Bancorp Announces Acquisition of Coastal Bankshares, Inc.

March 11, 2014

MOULTRIE, GA and SAVANNAH, GA – Ameris Bancorp (“Ameris”), the parent company of Ameris Bank, announced today the signing of a definitive merger agreement under which Ameris will acquire Coastal Bankshares, Inc. (“Coastal”), the parent company of The Coastal Bank, Savannah, Georgia. As of December 31, 2013, Coastal reported assets of $433 million, loans of $295 million, and deposits of $364 million. Upon completion of the transaction, the combined company will have approximately $4.1 billion in assets, $2.8 billion in loans, $3.4 billion in deposits and a branch network of 74 banking locations across four states.

The acquisition significantly enhances Ameris’s current franchise in the greater Savannah marketplace. Coastal currently operates six branches, five of which are concentrated in the Savannah, Georgia Metropolitan Statistical Area (“MSA”) and one of which is located in the Hinesville, Georgia MSA. Coastal also operates mortgage loan production offices in Richmond Hill and Statesboro, Georgia. After the acquisition, Ameris will advance from twelfth to fifth in deposit market share in the Savannah market.

“We are excited to announce our merger with Coastal and are looking forward to welcoming the Coastal team to Ameris,” said Edwin W. Hortman, Jr., President and Chief Executive Officer of Ameris. “We believe our combined efforts in the Savannah market will result in even greater service for our customers.”

“Coastal Bank is pleased to form a partnership with Ameris. We believe this combination serves the best interest of our shareholders, customers, employees and community,” commented James A. LaHaise, President and Chief Executive Officer of Coastal. “We view Ameris as one of the leading community banks in both Georgia and the Southeast. The compatible nature of our cultures will provide great benefits to the Savannah banking market.”

Under the terms of the merger agreement, Coastal shareholders will receive 0.4671 shares of Ameris common stock for each share of Coastal common stock. The transaction is valued at approximately $36.7 million in the aggregate, or $10.00 per Coastal share, based on Ameris’s average closing stock price of $21.41 for the three days ending March 7, 2014.

The merger agreement has been unanimously approved by the board of directors of each company. The transaction is expected to close early in the third quarter of 2014 and is subject to customary closing conditions, regulatory approvals and approval by Coastal shareholders.

Keefe, Bruyette & Woods, Inc. served as financial advisor and Rogers & Hardin LLP provided legal counsel to Ameris. Banks Street Partners, LLC served as financial advisor and Troutman Sanders LLP provided legal counsel to Coastal.

Conference Call Information

Ameris Bancorp will host a conference call and webcast today at 10:00 a.m. EDT. The conference call can be accessed by dialing 1-888-317-6016 or 1-412-317-6016 for international participants. A replay of the call will be available one hour after the end of the conference call until March 19th at 9:00 a.m. EDT. To listen to the replay, dial 1-877-344-7529 or 1-412-317-0088. The conference number is 10042630. The webcast will also be available on the Investor Relations page of www.amerisbank.com.

Ameris Bancorp

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 68 locations in Georgia, Alabama, northern Florida and South Carolina.

Investor Relations

Contacts:	Cara Monfort	Dennis J. Zember Jr.
	Investor Relations	Executive Vice President & CFO
	(866) 616-6020	(229) 890-1111
Investor.Relations@amerisbank.com

A presentation with additional information regarding the transaction will be available on the Investor Relations page of www.amerisbank.com.

Additional Information About the Merger

Shareholders of Coastal and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that Ameris will file with the Securities and Exchange Commission in connection with the proposed merger.

Forward-Looking Statements

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. Ameris Bancorp (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.